                                    SUBLEASE


         THIS SUBLEASE ("Sublease"), is entered into by and between Liberate Technologies, a Delaware corporation ("Sublandlord"), and ThirdVoice, Inc., a Delaware corporation ("Subtenant") as of December __, 1999.

                                    RECITALS

         A. Sublandlord leases certain premises (the "Master Lease Premises") located in that certain building ("Building") at One Circle Star Way, San Carlos, California, from Circle Star Center Associates, L.P., a California limited partnership (the "Master Landlord"), pursuant to that certain Lease dated April 27, 1999 (the "Master Lease"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease. The Master Lease is attached hereto as Exhibit A and, except as set forth in Paragraph 6 below, is incorporated by reference herein.

         B. Sublandlord desires to sublease a portion of the Master Lease Premises to Subtenant, and Subtenant desires to sublease a portion of the Master Lease Premises from Sublandlord on the terms and provisions hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                    AGREEMENT

1. SUBLEASED PREMISES. On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the space comprising the Third (3rd) floor of the Building, consisting of approximately 26,561 rentable square feet and shown by crosshatching on the attached Exhibit B (the "Subleased Premises").

2. TERM. This Sublease shall commence on the later of (1) substantial completion of any tenant improvements installed by Master Landlord pursuant to the Master Lease (the "Initial Tenant Improvements") and substantial completion of the Wiring (defined below), and (2) March 1, 2000 (the "Commencement Date"). The term shall expire on the day prior to the nineteenth (19th) month anniversary of the Commencement Date ("Expiration Date") unless sooner terminated pursuant to any provision hereof. Notwithstanding anything to the contrary contained in this Sublease, if Sublandlord has not delivered the Subleased Premises to Subtenant in the condition required by May 1, 2000, Subtenant shall have the right to terminate this Sublease, and Sublandlord promptly shall return to Subtenant the prepaid first month's Rent and the Security Deposit.

3. RENT; DEPOSITS. Commencing on the Commencement Date and continuing for twelve (12) months, Subtenant shall pay monthly rent ("Rent") to Sublandlord in the monthly amount of Eighty-eight Thousand Nine Hundred Seventy-nine and 35/00 Dollars ($88,979.35) per month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar

                                       1.

month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notice to Sublandlord, below. If the Commencement Date, or termination date does not fall on the first day of a calendar month, Rent for any partial month shall be prorated on a daily basis based upon a thirty day calendar month.

       (A) SUBTENANT'S SHARE OF EXPENSES AND TAXES. Subtenant shall pay, in advance on the first day of each calendar month, together with Tenant's payment of monthly Rent, Twenty-five and eight tenths percent (25.8%) of Expenses and Taxes ("Subtenant's Allocable Share of Expenses and Taxes"), as the terms "Expenses" and "Taxes" are defined and due under the Master Lease, allocable to the Building. For the first twelve calendar months of the term, Tenant's Allocable Share of Taxes and Expenses is estimated to be Nineteen Thousand Three Hundred Eighty-nine and 53/100 Dollars ($19,389.53) per month. Sublandlord may adjust the amount of Subtenant's Allocable Share of Expenses and Taxes at any time the amount of Expenses and Taxes being charged to Sublandlord under the Master Lease is adjusted in accordance with the terms thereof. Promptly following reconciliation of the amounts charged to Sublandlord under Sections 3(c)(2) and 3(c)(3) of the Master Lease, the amounts charged to Subtenant pursuant to this Section 3(a) shall be reconciled in accordance with the provisions of Sections 3(c)(2) and 3(c)(3) of the Master Lease, which are incorporated herein by Section 6, below.

       (B) FIRST PAYMENT OF RENT AND SUBTENANT'S ALLOCABLE SHARE OF EXPENSED AND TAXES. Upon execution of this Sublease, Subtenant shall pay to Sublandlord the sum of One Hundred Eight Thousand Three Hundred Sixty-eight and 88/100 Dollars ($108,368.88), constituting payment in advance of the first month's Rent and the first month's payment of Subtenant's Allocable Share of Expenses and Taxes.

       (C) SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall provide to Sublandlord a letter of credit in the amount of Two Hundred Sixty-six Thousand Nine Hundred and Thirty-eight and 05/100 Dollars ($266,938.05) ("LC") constituting the Security Deposit in form reasonably satisfactory to Sublandlord. The Security Deposit is not advance rental, nor a measure of Sublandlord's damages. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. Upon the occurrence of any default, beyond applicable notice and cure periods, by Subtenant, Sublandlord may, from time to time and without prejudice to any other remedy available to Sublandlord provided herein or by law, use the Security Deposit to the extent necessary to make good any arrears in Rent or other payments due hereunder, or other damage, injury, expense or liability caused by such default. Subtenant shall pay to Sublandlord, within five (5) days after receipt of demand, the amount so applied to restore the Security Deposit to the original amount. The LC or any remaining balance shall be returned to Subtenant not more than thirty (30) days after Subtenant has surrendered the Subleased Premises in the condition required and all Subtenant's other obligations under this Sublease have been fulfilled. Notwithstanding anything to the contrary contained in this Sublease, the LC shall be in effect until the sixtieth (60th) day after the Expiration Date. The LC shall provide (i) that partial draws may be permitted, and (ii) that any draw thereunder shall be accompanied by a certificate of an officer of Sublandlord stating that Subtenant is in default, beyond applicable notice and cure periods, under this Sublease, and that Sublandlord or its authorized agent is entitled to draw down on the LC the amount requested pursuant to the terms of this Sublease. Sublandlord shall be entitled to draw down the entire amount of the LC at any


                                       2.

time an event of default has occurred and continued beyond any applicable notice and cure period. Any proceeds of the LC in excess of the amount necessary to cure Subtenant's default and reimburse Sublandlord's damages shall be held by Sublandlord as a cash security deposit.

       4. TENANT IMPROVEMENTS; WIRING COSTS. Subtenant acknowledges that Master Landlord is obligated to install the Initial Tenant Improvements pursuant to the Master Lease. Sublandlord covenants to use good faith reasonable efforts to cause Master Landlord to install the Initial Tenant Improvements pursuant to the Master Lease on or before the Commencement Date and in the condition substantially similar to the build-out of Sublandlord's space in building located at Two Circle Star Way. Prior to Master Landlord's completion of the Initial Tenant Improvements, Sublandlord and Subtenant shall mutually coordinate color schemes and other minor adjustments to the floor plan for the Subleased Premises as reasonably may be required by Subtenant. Sublandlord shall contract with an electrical subcontractor of its choice (the "Wiring Subcontractor") and shall use good faith reasonable efforts to cause the Wiring Subcontractor to install with Subleased Premises Cat 5, Gigabit bandwidth certifiable wiring on each floor, at a rate of 120 drops in hardwall locations and 80 drops in cubicle locations (evenly distributed), all wired to a central IDF on each floor (the "Wiring"). A "drop" is defined as two Ethernet connections and two telephone connections. Sublandlord makes no representation or warranty with respect to the condition of Subleased Premises and shall not be subject to any liability arising out of the condition of the Subleased Premises. Subtenant agrees to look solely to the Wiring Subcontractor for any claims arising out of the installation of the Wiring referred to above.

         Notwithstanding anything to the contrary contained in this Sublease, with respect to the Initial Tenant Improvements, Sublandlord acknowledges that Sublandlord has certain rights pursuant to Exhibit B of the Master Lease with respect to Master Landlord's obligations in connection with construction of the Initial Tenant Improvements, and Sublandlord shall exercise all such rights and enforce all of Master Landlord's obligations on behalf of Subtenant with respect to the Subleased Premises, including, without limitation, providing Master Landlord with a punch list of items to be corrected and requiring Master Lessor to repair any non-operational building systems. In addition, Sublandlord shall enforce any warranties available to Sublandlord in connection with the completion of the Initial Tenant Improvements to the Subleased Premises.

         With respect to the Wiring, Sublandlord acknowledges that Sublandlord is contracting with the Wiring subcontractor, and Sublandlord shall exercise all rights it has with respect to the installation of the Wiring pursuant to Sublandlord's contract with the subcontractor. In addition, Sublandlord shall enforce any warranties available to Sublandlord in connection with the Wiring for the Subleased Premises.

       5. USE. Subtenant may use the Subleased Premises only for uses permitted by the Master Lease. Subtenant shall not use or permit the use of the Subleased Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

       6. INCORPORATION OF MASTER LEASE. All of the terms and provisions of the Master Lease, except as provided in this Paragraph 6, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed


                                       3.

upon the parties hereto with respect to the Subleased Premises, Sublandlord being substituted for the "Landlord" in the Master Lease (except in Sections 7, 12, 20, 21 and 39 in which references to "Landlord" shall continue to be deemed to refer to the Master Landlord) and Subtenant being substituted for the "Tenant" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Subleased Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to "this Lease," the same shall mean this Sublease. Notwithstanding the foregoing, Sublandlord shall have no obligation to perform any of Master Landlord's obligations under the Master Lease. The following Sections of the Master Lease are not incorporated herein: Basic Lease Information (except for "Tenant's Use"), Sections 2, 3(a), 3(b), 3(c)(1)(B), the second paragraph of 9(a), 9(h), the second paragraph of 26, 32, 33, 37, 38, 40, 41, 42, 43, 44, 45
(except for subsections (C)(3)(A) and (D)), Exhibit B (Work Letter), Exhibit F Form of Letter of Credit), and Exhibit G (Description of Second Building). In addition, with respect to any right of "Tenant" to terminate the Master Lease pursuant to Sections 20 or 21 of the Master Lease, Sublandlord shall not exercise such rights with respect to the Subleased Premises without the prior written consent of Subtenant, which shall not be unreasonably withheld or delayed.

Section 6 of the Master Lease, which is incorporated herein, requires that Sublandlord notify Subtenant whether any Alterations will be required to be removed and the Subleased Premises restored to its condition upon delivery to Subtenant. Sublandlord hereby notifies Subtenant that at the expiration or earlier termination of this Sublease, any alterations to the Wiring or any other portion of the Subleased Premises performed by Subtenant must be removed and the Subleased Premises returned to the condition in which they were first delivered to Subtenant, at Subtenant's sole cost and expense.

       7. ASSIGNMENT AND SUBLETTING. Except in accordance with the provisions of
Section 9 of the Master Lease (to the extent incorporated into this Sublease by Paragraph 6 hereof), Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Subleased Premises, in whole or in part, or permit the use or occupancy of the Subleased Premises by anyone other than Subtenant unless Sublandlord has obtained Sublandlord's consent thereto (which shall not be unreasonably withheld, conditioned or delayed) and the consent of Master Landlord. Regardless of Sublandlord's consent, no subletting or assignment shall release Subtenant from its obligations hereunder.

       8. PARKING. Subtenant shall have the right to use its pro-rata share of parking spaces in common with other occupants of the Building and the project of which the Building is a part. Subtenant will provide to Sublandlord, within a reasonable period after receipt of request, the license plate number, make, model and color of each vehicle of any of Subtenant's employees who are authorized to use the parking lot. In the event that the number of Subtenant's employees and invitees using the parking lot exceeds the number of parking spaces allotted to Subtenant more than two times in each month for a two consecutive month period, Sublandlord may upon 12 hours' prior notice, tow any vehicles which have not been identified to Sublandlord by Subtenant and which appear for a second time in the parking lot following notice from Sublandlord to Subtenant of unauthorized parking. All costs and expenses of towing shall be borne by Subtenant, and Subtenant shall indemnify, defend and hold Sublandlord harmless from


                                       4.

and against any and all damages, claims, losses, liabilities, costs and expenses incurred in connection with the enforcement of this Section.

       9. NOTICES. The addresses specified in the Master Lease (except for Master Landlord's address) for receipt of notices to each of the parties are deleted and replaced with the following:

                 TO SUBLANDLORD AT:        the Master Lease Premises
                                           Attn:  Director of Operations

                 TO SUBTENANT AT:          the Subleased Premises
                                           Attn: Chief Financial Officer

       10. BROKERS. Each party hereto represents and warrants that Cornish & Carey represents Sublessor and BT Commercial represent Sublessee in this transaction and both parties consent thereto. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. All commissions shall be paid by Sublessor per a separate agreement between Sublessor and Cornish & Carey.

       11. AUTHORITY. Sublandlord hereby warrants and represents that it is a corporation, duly authorized and in good standing under the laws of the state of Delaware and has the power to execute and deliver this Sublease. The persons signing on behalf of the Sublandlord hereby represent and warrant that they are the duly authorized representatives of the Sublandlord and have the power and authority to bind the Sublandlord. Subtenant hereby warrants and represents that it is a corporation, duly authorized and in good standing under the laws of the state of Delaware and has the power to execute and deliver this Sublease. The persons signing on behalf of the Subtenant hereby represent and warrant that they are the duly authorized representatives of the Subtenant and have the power and authority to bind the Subtenant.

       12. NO ANIMALS. Subtenant shall not permit any animals, except for animals assisting disabled persons, to be brought into the Premises, or the Building, or the common areas of the project of which the Building is a part.

       13. SUBLANDLORD'S OBLIGATIONS.

              (a) SUBLANDLORD'S REMAINING OBLIGATIONS. The obligations that Subtenant has agreed to perform hereunder are hereinafter referred to as the "Subtenants Obligations", and all other obligations of the "Tenant" under the Master Lease are herein referred to as the "Sublandlord's Remaining Obligations." Sublandlord agrees to maintain the Master Lease in force during the entire Term of this Sublease and to pay rent to Master Landlord in accordance with the terms of the Master Lease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublandlord. Further, Sublandlord agrees to comply with and perform Sublandlord's Remaining Obligations and to indemnify, defend with counsel reasonably acceptable to Subtenant and hold Subtenant free and harmless from and against all liability, judgments, costs, damages, claims or demands arising out of (i) any default by Sublandlord under this Sublease; (ii) any default by Sublandlord of Sublandlord's Remaining Obligations


                                       5.

under the Master Lease; (iii) any breach of any representation or warranty made by Sublandlord in this Sublease; or (iv) the negligence or willful misconduct of Sublandlord, its agents, employees, contractors or invitees.

(b) SUBLANDLORD'S ADDITIONAL OBLIGATIONS. With respect to any obligation to be performed by Master Landlord under the Master Lease, Sublandlord shall be obligated, upon receipt of notice from Subtenant, to use good faith efforts to obtain Master Landlord's performance of such obligation. If, after receipt of request from Subtenant, Sublandlord shall fail or refuse to take action to obtain Master Landlord's performance or to enforce Sublandlord's rights against Master Landlord with respect to the Subleased Premises ("Action"), Subtenant shall have the right to take such Action it its own name, and for that purpose and only to such extent, all of the rights of Sublandlord as "Tenant" under the Master Lease hereby are conferred upon and assigned to Subtenant, and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises. If any such Action against Master Landlord in Subtenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such Action in Sublandlord's name; provided that Subtenant shall indemnify, protect, defend by counsel reasonably satisfactory to Sublandlord and hold Sublandlord harmless from and against any and all liability, loss claims, demands, suits, penalties or damage (including reasonable attorneys' and experts fees) which Sublandlord may incur or suffer by reason of such Action except to the extent any such liability, loss, claims, demands, suits, penalties or damage arises out of Sublandlord's negligence or willful misconduct.

(c) NOTICES. Sublandlord promptly shall deliver to Subtenant copies of all notices, demands and requests that Sublandlord may receive from Master Landlord under the Master Lease.

       14.    INDEMNIFICATION.

              (a) SUBTENANT'S INDEMNIFICATION. In addition to the indemnification set forth in Section 10(c) of the Master Lease, Subtenant shall indemnify, protect, defend with counsel reasonably acceptable to Sublandlord and hold harmless Sublandlord from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) a breach of Subtenant's obligations under this Sublease; or (ii) a breach of Subtenant's obligations under the Master Lease to the extent incorporated into this Sublease.

              (b) SUBLANDLORD'S INDEMNIFICATION. In addition to the indemnification set forth in Section 10(a) of the Master Lease, Sublandlord shall indemnify, protect, defend with counsel reasonably acceptable to Subtenant and hold Subtenant harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) a breach of Sublandlord's obligations under this Sublease; or (ii) a breach of Sublandlord's Remaining Obligations under the Master Lease; or (iii) a termination of the Master Lease or this Sublease arising out of or in any way connected with Sublandlord's default and/or any resulting termination of this Sublease.


                                       6.

         The foregoing indemnifications, together with the indemnifications set forth in Section 10 of the Master Lease, shall survive the expiration or earlier termination of this Sublease.

              15. NO VOLUNTARY TERMINATION. Sublandlord shall not voluntarily terminate the Master Lease during the Term unless and until Master Landlord has agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Landlord and Subtenant upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Master Landlord so consents, Subtenant shall attorn to Master Landlord in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Master Landlord; provided, however, that the attornment agreement does not materially adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, materially increase Subtenant's obligations under this Sublease or materially decrease Subtenant's rights under this Sublease. The prohibition against voluntary termination set forth in this Paragraph shall apply to the "Tenant's" termination rights as set forth in
Section 2 of the Master Lease.

              16. HAZARDOUS MATERIALS. Notwithstanding anything to the contrary contained in this Sublease, except to the extent that the Hazardous Substance in question was released, emitted, used, stored, manufactured, transported or discharged by Subtenant, or its agents, employees, contractors or assigns, in violation of environmental laws, Subtenant shall not be responsible for, and hereby is released from, losses, costs (including attorneys' fees), damages, claims, suits, actions and causes of action with respect to any Hazardous Substance present on or about the Subleased Premises, the Building or the Project, or the surrounding property, or the soil, groundwater or surface water thereof, without regard to whether the Hazardous Substance were present on the Subleased Premises, the Building or the Project as of the Commencement Date. To the extent that Sublandlord is indemnified by Master Landlord with respect to Hazardous Substances pursuant to Section 39(c) of the Master Lease, Subtenant shall have no responsibility in connection with substances with respect to which Sublandlord is indemnified.

              17. SIGNAGE. At Subtenant's cost, Subtenant shall have the right to standard building signage in the lobby directory for the Building and standard building signage outside or on the entry door to the Subleased Premises.

              18. AMENDMENT OR MODIFICATION. Sublandlord and Master Landlord shall not amend or modify the Master Lease in any way so as to materially or adversely affect Subtenant or its interest hereunder, materially increase Subtenant's obligations hereunder or materially restrict Subtenant's rights hereunder, without the prior written consent of Subtenant, which may be withheld in Subtenant's sole but reasonable discretion.

              19. SURRENDER. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Subtenant's obligation to surrender the Subleased Premises shall be fulfilled if Subtenant surrenders possession of the Subleased Premises in the condition existing at the Commencement Date, ordinary wear and tear, acts of God, casualties, Hazardous Materials not placed on or about the Subleased Premises by Subtenant, its agents, employees, contractors or invitees, condemnation, alterations or improvements which Master Landlord and Sublandlord state in writing may be surrendered at the termination of this Sublease and any additions, alterations or improvements (including, without limitation, the Initial Tenant Alterations and the


                                       7.

Wiring) made to the Subleased Premises by Sublandlord or Master Landlord prior to the Commencement Date excepted.

       20. SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES. As an inducement to Subtenant to enter this Sublease, to the best of Sublandlord's knowledge, Sublandlord represents and warrants with respect to the Subleased Premises that:

              (a) The Master Lease is in full force and effect, the copy attached hereto is a true and correct copy thereof, and there exists under the Master Lease no default or event of default, nor has there occurred any. event which, with the giving of notice or passage of time or both, could constitute such a default or event of default.

              (b) There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord or against Master Landlord or third parties which could, in the aggregate, adversely affect the Subleased Premises or any part thereof or the ability of Master Landlord to perform its obligations under the Master Lease or of Sublandlord to perform its obligations under this Sublease, and Sublandlord is not aware of any facts which might result in any such actions, suits or proceedings.

              (c) Sublandlord has not received any notice from any insurance company of any defects or inadequacies in the Subleased Premises or any part thereof which could adversely affect the insurability of the Subleased Premises or the premiums for the insurance thereof.

       21. QUIET ENJOYMENT; RIGHT TO CURE. Subtenant shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Subtenant pays all Rent and Subtenant's Allocable Share of Expenses and Taxes and performs all of Subtenant's covenants and agreements contained herein. In the event, however, that Sublandlord defaults in the performance or observance of any of Sublandlord's Remaining Obligations or fails to perform Sublandlord's stated obligations under this Sublease to enforce, for Subtenant's benefit, Master Landlord's obligations under the Master Lease, then Subtenant shall give Sublandlord notice specifying in what manner Sublandlord has defaulted, and if such default shall not be cured by Sublandlord within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30)-day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then in addition, Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs). Subtenant shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order.

       22. CONDITION PRECEDENT. This Sublease and Subtenant's and Sublandlord's obligations hereunder are conditioned upon Sublandlord's obtaining the written consent of Master Landlord. If Sublandlord fails to obtain the Master Landlord's consent within fifteen (15) days after execution of this Sublease by Sublandlord, then Subtenant may terminate this Sublease by giving Sublandlord written notice, and Sublandlord shall return to Subtenant the prepaid first month's Rent and the Security Deposit.


                                       8.

       23. AUTHORIZATION TO DIRECT SUBLEASE PAYMENTS. Sublandlord hereby acknowledges that Sublandlord's failure to pay the Rent and other sums owing by Sublandlord to Master Landlord under the Master Lease will cause Subtenant to incur damages, costs and expenses not contemplated by this Sublease, especially in those cases where Subtenant has paid sums to Sublandlord hereunder which correspond in whole or in part to the amounts owing by Sublandlord to Master Landlord under the Master Lease. Accordingly, Subtenant shall have the right to pay all Rent and other sums owing by Subtenant to Sublandlord hereunder for those items which also are owed by Sublandlord to Master Landlord under the Master Lease directly to Master Landlord on the following terms and conditions:

              (a) Subtenant reasonably believes that Sublandlord has failed to make any payment required to be made by Sublandlord to Master Landlord under the Master Lease and Sublandlord fails to provide adequate proof of payment within ten (10) business days after Subtenant's written demand requesting such proof.

              (b) Subtenant shall not prepay any amounts owing by Subtenant without the consent of Sublandlord.

              (c) Subtenant shall provide to Sublandlord concurrently with any payment to Master Landlord reasonable evidence of such payment.

              (d) If Sublandlord notifies Subtenant that it disputes any amount demanded by Master Landlord, Subtenant shall not make any such payment to Master Landlord unless Master Landlord has provided a three-day notice to pay such amount or forfeit the Master Lease.

Any sums paid directly by Subtenant to Master Landlord in accordance with this Paragraph shall be credited toward the amounts payable by Subtenant to Sublandlord under this Sublease. In the event Subtenant tenders payment directly to Master Landlord in accordance with this Paragraph and Master Landlord refuses to accept such payment, Subtenant shall have the right to deposit such funds in an account with a national bank for the benefit of Master Landlord and Sublandlord, and the deposit of said funds in such account shall discharge Subtenant's obligation under this Sublease to make the payment in question.


                                       9.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBLANDLORD:

LIBERATE TECHNOLOGIES


By:    /s/ Mitchell E. Kertzman
   --------------------------------------------------

Its: President, Chief Executive Officer and Director
    -------------------------------------------------

Date: 12/22/99
     ------------------------------------------------

                                      SUBTENANT:

                                      THIRDVOICE, INC.,
                                      a Delaware corporation


                                      By: /s/ Eng-Siong Tan
                                         --------------------------------

                                      Name: /s/ Eng-Siong Tan
                                           ------------------------------

                                      Its:     President



                                      By: /s/ Wendy Olszewski
                                         -------------------------------

                                      Name: Wendy Olszewski
                                           -----------------------------

                                      Its:     Secretary


                                      10.

                           CONSENT OF MASTER LANDLORD


         The undersigned hereby consents to the Sublease dated December __, 1999, by and between Liberate Technologies, as Sublandlord, and Third Voice, Inc., as Subtenant, attached hereto, and all of the terms and conditions contained therein. Master Landlord hereby extends to Subtenant the provisions of
Section 11 of the Master Lease, "Waiver of Subrogation," and Master Landlord, Sublandlord and Subtenant shall be bound thereby.


CIRCLE STAR ASSOCIATES, L.P.,
a California limited partnership

By:      M-D Ventures, Inc.
Its:     General Partner


         By:
            ------------------------
                  Michael Wilson

         Its:     Vice President



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                                    EXHIBIT A

                                  MASTER LEASE



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                                    EXHIBIT B

                               SUBLEASED PREMISES


                                       2.